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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) June 7, 2004

HOSPIRA, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-31946 (Commission File Number)	20-0504497 (I.R.S. Employer Identification No.)

275 N. Field Drive
Lake Forest, Illinois 60045
(Address Of Principal Executive Offices, including Zip Code)

(224) 212-2000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Item 5.    Other Events

        On June 7, 2004, Hospira, Inc. agreed to issue and sell the following securities (the "Notes"):

  •
  $300 million of 4.95% Notes due in 2009; and

  •
  $400 million of 5.90% Notes due in 2014.

Hospira expects the sale of the Notes to close on June 14, 2004, subject to customary closing conditions. Hospira is issuing the Notes to refinance its existing $700 million, short-term senior unsecured credit facility with long term indebtedness.

        The Notes have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. However, as part of the transaction, Hospira has agreed to file a registration statement relating to a registered exchange offer with the Securities and Exchange Commission within 120 days for purposes of permitting holders of the Notes to exchange the Notes for notes that are registered with the Securities and Exchange Commission but are otherwise identical in all material respects to the Notes. This notice is issued pursuant to Rule 135c under the Securities Act of 1933 and shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, the Notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.    Regulation FD Disclosure.

        The registrant intends to discuss the following material with certain shareholders, potential investors and analysts.

        The interest rates on these Notes are higher than the rates anticipated by Hospira as part of the roadshow material that was furnished in the Current Report on Form 8-K on April 19, 2004 (the "April 19, 2004 Form 8-K").

        Hospira re-affirms the 2004 guidance that was provided in the April 19, 2004 Form 8-K.

Limitation of Incorporation by Reference

        In accordance with the general instruction B.2 of Form 8-K, the information furnished pursuant to Item 9 of this report shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSPIRA, INC.
Dated: June 8, 2004	/s/ BRIAN J. SMITH
	By:	Brian J. Smith
	Its:	Secretary

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  Item 5. Other Events
  Item 9. Regulation FD Disclosure.
SIGNATURES